Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY LTD.

(as of October 27, 2021)

Argentina	TE Connectivity Argentina S.R.L.

Australia	Grangehurst Enterprises Pty. Ltd.
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity Atlantic Holding Ltd.

Belgium	TE Connectivity Belgium BV

Bermuda	Tyco Electronics Eta Limited (In Member’s Voluntary Liquidation)
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda (In Member’s Voluntary Liquidation)

Brazil	ERNI Eletrônicos Ltda.
Seacon Produtos e Servicos Opticos e Eletricos Ltda.
TE Connectivity Brasil Indústria de Eletrônicos Ltda.

Canada	First Sensor Corp.
TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	TE Connectivity Industrial y Comercial Chile Limitada

China	Alpha Technics (Xiamen) Limited
Deutsch Connectors Trading (Shanghai) Co., Ltd.
ERNI Electronics (China) Ltd
ERNI Electronics (Shanghai) Co., Ltd.
Fa Zuo Qin Electronics (Shanghai) Co., Ltd.
Hirschmann Car Communication (Shanghai) Co. Ltd.
Laird Connectivity (Shanghai) Limited
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Technology (Chengdu) Ltd.
Raychem Shanghai Cable Accessories Limited
Raychem (Shanghai) Trading Ltd.
Shanghai CII Electronics Co., Ltd (50%)
Sibas Electronics (Xiamen) Co., Ltd.
TE Connectivity Connectors (Suzhou) Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.
TE Connectivity (Weifang) Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.

Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Zhuhai) Ltd

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical, Sociedad de Responsabilidad Limitada

Cyprus	Acalon Holdings Limited
Raychem Technologies Limited

Czech Republic	TE Connectivity Czech s.r.o.
TE Connectivity Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Carrier Kheops BAC
Compagnie Deutsch Distribution
Connecteurs Electriques Deutsch
Deutsch
Deutsch Group
Hirschmann Car Communication S.A.S.
MEAS Europe
MEAS France
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
TYCO ELECTRONICS-SIMEL

Germany	EEG Verwaltung GmbH
EES Verwaltung GmbH
EPG Verwaltung GmbH
ERNI Deutschland GmbH
ERNI Electronics GmbH & Co. KG
ERNI Grundstücksverwaltungs GmbH
ERNI Production GmbH & Co. KG
First Sensor AG (71.90%)
First Sensor Lewicki GmbH (71.90%)
First Sensor Mobility GmbH (71.90%)
Grundbesitz "Bohnland 16" GmbH
Hirschmann Car Communication GmbH
TE Connectivity EMEA Holding GmbH
TE Connectivity Germany GmbH
TE Connectivity Industrial GmbH
TE Connectivity KISSLING Products GmbH
TE Connectivity Sensors Germany GmbH
TE Connectivity Sensors Germany Holding AG

Tyco Electronics EC Verwaltungsgesellschaft mbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH

Gibraltar	Tyco Electronics (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	Alpha Technics Asia Limited
ERNI Electronics Limited
F.A.I. Technology (Hong Kong) Limited
MEAS Asia Limited
Raychem China Limited
TE Connectivity (HKZ) Holding Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited
Wema Systems Hong Kong Limited (In Members’ Voluntary Liquidation)

Hungary	Hirschmann Car Communication Kft.
Tyco Electronics Hungary Termelő Kft

India	CII Guardian International Limited (39.43%)
Deutsch India Power Connectors (Pvt) Ltd
DRI India Relays Private Limited
RAYCHEM-RPG Private Limited (50%)
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. Tyco Electronics Indonesia

Ireland	Creganna Finance Ireland Limited
Creganna Medical Ireland Limited
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Ireland Limited
Tyco Electronics Group S.A. (Branch Office)

Israel	TE Connectivity Israel Ltd.

Italy	TE Connectivity Italia Distribution S.r.l.
TE Connectivity Italia S.r.l.

Japan	ERNI Electronics K.K.
Nikkiso-Therm Co., Ltd. (50.06%)
Tyco Electronics Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Luxembourg	TE Connectivity Holding International I S.à r.l.

TE Connectivity Holding International II S.a r.l.
TE Connectivity Investments Holding S.à r.l.
TE Connectivity LATAM Holding S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
TE Connectivity (US) Holding I S.à r.l.
TE Connectivity (US) Holding II S.à r.l.
Tyco Electronics Group S.A.

Malaysia	Laird Technologies (M) SDN. BHD.
Tyco Electronics (Malaysia) Sdn. Bhd.

Mexico	AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Hirschmann Car Communication, S. de R.L. de C.V.
Kemex Holding Company, S.A. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
TE Sensores, S. de R.L. de C.V.
Termistores de Tecate, S.A. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	KLAY-Instruments BV (71.90%)
TE Connectivity Nederland B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	Precision Subsea AS
TE Connectivity Norge AS

Paraguay	TE Connectivity Paraguay S.R.L.

Peru	TE Connectivity Peru S.A.C.

Philippines	TE Connectivity Manufacturing Philippines Inc.
Tyco Electronics Philippines, Inc.

Poland	TE Connectivity Industrial Poland sp. z o.o.
TE Connectivity Poland Services sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Romania	TE Connectivity Sensor Solutions S.R.L.

Russia	Tyco Electronics RUS Limited Liability Company

Saudi Arabia	Tyco Electronics Saudi Arabia Limited

Singapore	Creganna Medical Pte. Limited
ERNI Asia Holding Pte. Ltd.
Tyco Electronics Singapore Pte Ltd

Slovakia	Kissling Invest Slovensko s.r.o. “in liquidation”
TE Connectivity Slovakia s.r.o.

South Africa	TE Connectivity South Africa Proprietary Limited

South Korea	Advanced Tube Technologies, Ltd. (50%)
ERNI Electronics Korea LLC
Tyco Electronics AMP Korea Co., Ltd.
Tyco Electronics Raychem Korea Limited

Spain	microLIQUID, S.L.
TE Connectivity Spain S.L.U.
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	First Sensor Scandinavia AB (71.90%)
TE Connectivity Svenska AB

Switzerland	ERNI Electronics AG
ERNI Finance AG
ERNI Group AG
ERNI International AG
Jaquet Technology Group AG
TE Connectivity Atlantic Switzerland GmbH
TE Connectivity Finance Alpha II GmbH
TE Connectivity Holding GmbH
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity Ltd.
TE Connectivity MOG Sales GmbH
TE Connectivity Services GmbH
TE Connectivity Solutions GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco International Services GmbH (49.9375%)

Taiwan	Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	ERNI Electronics (Thailand) Co., Ltd.
TE Connectivity Distribution (Thailand) Limited
TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Ltd.
Advanced Fiber Products Limited
Critchley Group Limited
First Sensor Technics Limited (71.90%)
Polamco Limited
Seacon (Europe) Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd
Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
AdvancedCath Technologies, LLC
Brantner and Associates, Inc.
Brantner Holding LLC
Codenoll Technology Corporation (73.99%)
Creganna Medical Devices, Inc.
DRI Relays Inc.
ERNI Electronics, Inc.
ERNI Holdings America, Inc.
ERNI Production Virginia, Inc.
ERNI Realty, Inc.
First Sensor, Inc.
Foundry Medical Innovations, Inc.
Hirschmann Car Communication, Inc.
Howard A. Schaevitz Technologies, Inc.
LADD Distribution LLC
Laird Connectivity Holdings LLC
Measurement Specialties, Inc.
MicroGroup, Inc.
Precision Interconnect LLC
Precision Wire Components, LLC
Raychem International
Raychem International Manufacturing LLC
TacPro, LLC
TE Connectivity Corporation
TE Connectivity MOG LLC
TE Connectivity US Group Holding II Inc.
TE Connectivity US Group Holding Inc.
TE Connectivity (US) Holding LLC
The Whitaker LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics RIMC Holding LLC
Wema Americas LLC
Wi Inc.

Venezuela	AMP de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.

Vietnam	TE Connectivity Vietnam Holding Company Limited